UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       June 11, 2002

Puerto Rican Cement Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico
(State or Other Jurisdiction of Incorporation)

1-4753 (Commission File Number)	51-A-66-0189525 (I.R.S. Employer Identification Number)

(787) 783-3000
(Registrant’s Telephone Number, Including Area Code)

P.O. Box 364487 — San Juan, P.R.	00936-4487
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Item 5.   Other Events.

     On June 12, 2002, Puerto Rico Cement Company, Inc. (the “Company”) and Cemex, S.A. de C.V. (“Cemex”) issued a joint press release (in both English and Spanish), copies of which are filed as Exhibits 99.1 and 99.2 hereto and incorporated herein by this reference. As announced in the press release, on June 11, 2002 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cemex and Tricem Acquisition, Corp. The Merger Agreement provides for the acquisition of the Company by Cemex, subject to the terms and conditions specified therein. The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by this reference. Under the Merger Agreement, the Company is permitted to pay its normal quarterly cash dividends, not to exceed $0.19 per share, in accordance with the Company’s past dividend policy. In the event that the board of directors declares a dividend, the Merger Agreement requires that the next quarterly dividend must be payable on August 6, 2002 to shareholders of record at the close of business on July 9, 2002.

     Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

2.1	Agreement and Plan of Merger, by and among Cemex, S.A. de C.V., Tricem Acquisition, Corp. and Puerto Rican Cement Company, Inc., dated as of June 11, 2002.

99.1	Joint Press Release (English version) issued by Puerto Rican Cement Company, Inc. and Cemex, S.A. de C.V. on June 12, 2002, filed herewith.

99.2	Joint Press Release (Spanish version) issued by Puerto Rican Cement Company, Inc. and Cemex, S.A. de C.V. on June 12, 2002, filed herewith.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUERTO RICAN CEMENT COMPANY, INC.

	By:	/s/ José O. Torres

José O. Torres
Vice President-Finance and Chief Financial Officer

Dated: June 13, 2002

INDEX TO EXHIBITS

Number	Description

2.1	Agreement and Plan of Merger, by and among Cemex, S.A. de C.V., Tricem Acquisition, Corp. and Puerto Rican Cement Company, Inc., dated as of June 11, 2002, filed herewith.

99.1	Joint Press Release (English version) issued by Puerto Rican Cement Company, Inc. and Cemex, S.A. de C.V. on June 12, 2002, filed herewith.

99.2	Joint Press Release (Spanish version) issued by Puerto Rican Cement Company, Inc. and Cemex, S.A. de C.V. on June 12, 2002, filed herewith.